Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
of USA Real Estate Investment Trust

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of USA Real Estate Investment Trust (the "Trust"), hereby certifies that:

(i)
the accompanying quarterly report on Form 10-Q of the Trust for the nine months ended September 30, 2008, (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: November 19, 2008	/s/ Gregory E. Crissman
Gregory E. Crissman,
Chief Executive Officer and
Chief Financial Officer